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                                                                      EXHIBIT 11


                           BESTFOODS AND SUBSIDIARIES
                  SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE
                     (In millions, except per share amounts)


                                                 Three Months Ended       Nine Months Ended
                                                    September 30,           September 30,
               BASIC                              1998        1997        1998        1997
                                                 -------     -------     -------     -------
Income (loss) from continuing operations         $ 167.9     $ 146.4     $ 473.5     $ 259.7
Preferred stock dividends, net of taxes             (2.5)       (2.9)       (7.6)       (8.5)
                                                 -------     -------     -------     -------
Income (loss) from continuing operations
    available to common stockholders               165.4       143.5       465.9       251.2
Income (loss) from discontinued operations            --         8.3          --          .4
Loss on disposal of discontinued operations           .7       (18.2)         .7       (82.6)
                                                 -------     -------     -------     -------
Net income (loss)                                $ 166.1     $ 133.6     $ 466.6     $ 169.0
                                                 =======     =======     =======     =======

Weighted average shares outstanding                286.9       287.5       287.8       287.1

BASIC EARNINGS PER SHARE:
Income (loss) from continuing operations         $  0.58     $  0.50     $  1.62     $  0.88
Income (loss) from discontinued operations            --        0.03          --          --
Loss on disposal of discontinued operations           --       (0.06)         --       (0.29)
                                                 -------     -------     -------     -------
Net income (loss)                                $  0.58     $  0.47     $  1.62     $  0.59
                                                 =======     =======     =======     =======
             DILUTED
Income (loss) from continuing operations         $ 167.9     $ 146.4     $ 473.5     $ 259.7
Adjustments to net income:
    Assumed additional cost if ESOP shares
      are fully converted net of tax benefits        (.8)        (.5)       (1.8)       (1.9)
                                                 -------     -------     -------     -------
Diluted income from continuing operations          167.1       145.9       471.7       257.8
Income (loss) from discontinued operations            --         8.3          --          .4
Loss on disposal of discontinued operations           .7       (18.2)         .7       (82.6)
                                                 -------     -------     -------     -------
Net income (loss)                                $ 167.8     $ 136.0     $ 472.4     $ 175.6
                                                 =======     =======     =======     =======

Weighted average shares outstanding                286.9       287.5       287.8       287.1
Add incremental shares representing:
    Exercise of stock options                        2.6         2.0         2.6         2.0
    Performance plan shares                           .3          .3          .3          .3
    Conversion of ESOP shares                        7.3         8.2         8.1         8.4
                                                 -------     -------     -------     -------
Weighted average shares as adjusted                297.1       298.0       298.8       297.8
                                                 =======     =======     =======     =======
DILUTED EARNINGS PER SHARE:
Income (loss) from continuing operations         $  0.56     $  0.49     $  1.58     $  0.87
Income (loss) from discontinued operations            --        0.03          --          --
Loss on disposal of discontinued operations           --       (0.06)         --       (0.28)
                                                 -------     -------     -------     -------
Net income (loss)                                $  0.56     $  0.46     $  1.58     $  0.59
                                                 =======     =======     =======     =======


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